SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 28, 2004

MANATRON, INC.
(Exact name of registrant as
specified in its charter)

Commission File Number: 0-15264

Michigan (State or other jurisdiction of incorporation)	38-1983228 (IRS Employer Identification no.)

510 E. Milham Avenue Portage, Michigan (Address of principal executive offices)	49002 (Zip Code)

Registrant's telephone number,
including area code:  (269) 567-2900

Item 7.	Financial Statements, Pro Forma Financial Information, and Exhibits.

(c)	Exhibits:

	99.1	Notice of Blackout Period, dated April 28, 2004, to Directors and Executive Officers of Manatron, Inc. concerning a blackout period and trading restrictions pursuant to Regulation BTR.

Item 12.	Temporary Suspension of Trading under Registrant's Employee Benefit Plans.

          On April 28, 2004, Manatron, Inc. sent a notice to its directors and executive officers pursuant to Rule 104(b)(2) of Regulation BTR with respect to a blackout period for the Manatron, Inc. Employee Stock Ownership and Salary Deferral Plan. The notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Manatron, Inc. received the notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 on April 21, 2004.

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2004	MANATRON, INC. (Registrant)
	By:	/s/ Krista L. Inosencio
Krista L. Inosencio Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Notice of Blackout Period, dated April 28, 2004, to Directors and Executive Officers of Manatron, Inc. concerning a blackout period and trading restrictions pursuant to Regulation BTR.